EFactor Corp - MCC Sale and Purchase agreement.

Date: 18 July 2012

This sale and purchase agreement sets out the absolute sale of 200 shares representing 100% of the shareholdings of MCC International Ltd (Registered In England Number 2953598)  to EFactor Corp (Registered in Delaware, USA with EIN 26-1354573), by the vendor listed below. This agreement supersedes all previous agreements.  The vendors warrant that they are the sole owners of 100% of the shares in MCC International Ltd and that the shares are unencumbered by any lien or security and that there is no impediment to their outright sale.

Parties to this agreement:

The Company whose shares are being sold

MCC International Ltd (MCC)

The Vendor

DASPV PTE Ltd

10 Anson Road

International Plaza, Unit #19-05,

Singapore 079903

The Purchaser

The E Factor Corp

870 Market Street

Suite 828

San Francisco, CA 94102

USA

Upon signing all parties agree to be irrevocably bound to the sale of the shares outlined in this agreement. Subject to 2 unwind clauses below (1&2). In the event that either of these clauses is triggered then either party may at their discretion request that the transaction is unwound and both parties agree to facilitate and execute the unwinding within 14 days of the request being made by the other party.

1.

In the Event that MCC does not receive a clean Audit before the 1st September 2012.

2.

In the Event that EFactor Corp does not list on the US stock exchange and have publicly tradable shares by 30th September 2012.

EFactor Corp agrees to buy 200 shares in MCC International Ltd from The Vendor in consideration will issue US$2 million worth of Common Stock in EFactor Corp at $3 (three US Dollars) for 100% of the shares in MCC International Ltd..The EFactor Corp Share Certificates is/are to be issued  upon receipt of signed share transfer forms and shall be executed within 30 days from the signing this document. Title of shares to be deemed complete upon receipt of valid share certifcate. Part payment does not constitute part sale.

Signed

Signed

For EFactor Corp

For DASPV PTE Ltd.

______________________

_____________________

Signature

Signature

By: Adrie Reinders

By: Robert Wildemore

Co-Founder/CEO

Title: CEO

AMENDMENT NO. 1 TO THE

EFACTOR CORP – MCC

SALE AND PURCHASE AGREEMENT

This Amendment No. 1 to the Sale and Purchase Agreement between DASPV PTE Ltd., 10 Anson Road, International Plaza, Unit #19-05, Singapore 070003 (“Vendor”) and The EFactor Corp. (registered in Delaware, USA, with EIN 26-1354573), 870 Market Street, Suite 828, San Francisco, CA, USA 94102  (hereinafter “EFactor”), relating to the purchase of 100% of the shares of MCC International Ltd. (registered in England, UK, registration no. 2953598) (hereinafter “MCC”), dated July 18, 2012 (the “Sale and Purchase Agreement”), is entered into this 11th day of February, 2013.

Whereas, under the terms of the Sale and Purchase Agreement, as a condition to precedent to closing the transaction that is the subject of the Sale and Purchase Agreement (the “Transaction”) EFactor must be listed on a US stock exchange and have publicly tradable shares by 30th September 2012; and

Whereas, on February [_], 2013, EFactor entered into an Acquisition and Share Exchange Agreement (the “Exchange Agreement”) by and among (i) Standard Drilling, Inc. (“SDI”) (ii) EFactor, and (iii) certain shareholders of EFactor, pursuant to which SDI acquired a majority interest in EFactor in a reverse-acquisition transaction;

Whereas, SDI’s common stock is currently traded on OTC Markets on the “OTCQB” tier; and

Whereas, EFactor and Vendor wish to clarify, and if necessary amend, the Sale and Purchase Agreement, that the final condition precedent to closing the Transaction will be satisfied by EFactor closing the transaction contemplated by the Exchange Agreement and causing SDI to file the required Current Report on Form 8-K with the United States Securities and Exchange Commission.

Now therefore, EFactor and Vendor hereby agree that upon the filing by SDI of the Current Report on Form 8-K with the United States Securities and Exchange Commission reporting the acquisition of EFactor by SDI, that the condition precedent for EFactor to list on a U.S. stock exchange and have publicly traded shares shall be satisfied and any right by either party to fail to close the Transaction pursuant to the terms of the Sale and Purchase Agreement is otherwise extinguished.  In the event this Amendment conflicts with the Sale and Purchase Agreement, the terms of this Amendment will prevail.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment to the Sale and Purchase Agreement as of the date first written above.

VENDOR:  DASPV PTE, LTD.

THE E-FACTOR CORP

By: _______________________________

By: _______________________________

      Robert Wildmore, CEO

      Adrie Reinders, CEO